SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 2, 2012

XSUNX, INC.

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(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

65 Enterprise, Aliso Viejo, CA 92656

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(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On July 2, 2012, XsunX, Inc. (the “Company”) issued an aggregate of 27,500,000 shares of the Company’s common stock, no par value per share (the “Initial Shares”), to Ironridge Global IV, Ltd. (“Ironridge”), in settlement of approximate $494,561 in accounts payable of the Company (the “Accounts Payable”). The transaction thereby substantially reduced the Company’s outstanding accounts payable balance primarily associated with the assembly of the Company’s CIGSolar™ thermal evaporation technology.

The Initial Shares were issued pursuant to an Order for Approval of Stipulation for Settlement of Claims (the “Order”) between the Company and Ironridge, in settlement of the bona fide accounts payable of the Company, which had been purchased by Ironridge from certain creditors of the Company, in an amount equal to the Accounts Payable, plus fees and costs. The Order was entered by the Superior Court of the State of California, County of Los Angeles, Central District on June 27, 2012.

The Order also provides for an adjustment in the total number of shares which may be issuable to Ironridge based on a calculation period for the transaction, defined as that number of consecutive trading days following the date on which the Initial Shares were issued (the “Issuance Date”) required for the aggregate trading volume of the Common Stock, as reported by Bloomberg LP, to exceed $2.5 million (the “Calculation Period”). Pursuant to the Order, Ironridge will retain 1,500,000 shares of the Company’s Common Stock, plus that number of shares (the “Final Amount”) with an aggregate value equal to (a) the sum of the Accounts Payable plus 8% agent fee and reasonable attorney fees through the end of the Calculation Period, (b) divided by 80% of the following: the volume weighted average price (“VWAP”) of the Common Stock over the length of the Calculation Period, as reported by Bloomberg, not to exceed the arithmetic average of the individual daily VWAPs of any five trading days during the Calculation Period. The Order further provides that during the Calculation Period, or if at any time during such period a daily VWAP is below 80% of the closing price on the day before the issuance date, the Company will issue additional shares (each, an “Additional Issuance”), subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the Calculation Period, (a) if the sum of the Initial Shares and any Additional Issuance is less than the Final Amount, the Company shall issue additional shares to Ironridge, up to the Final Amount, and (b) if the sum of the Initial Shares and any Additional Issuance is greater than the Final Amount, Ironridge shall promptly return any remaining shares to the Company and its transfer agent for cancellation.

In connection with the transaction, Ironridge represented that it does not hold any short position in the company’s stock, and warranted that it would not to engage in or affect, directly or indirectly, any short sale of the common stock.

The issuance is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: July 2, 2012	By:	/s/ Tom M. Djokovich
Tom M. Djokovich
Title: CEO/Secretary